Registration No. 333-__________
As filed with the Securities and Exchange Commission on January 29, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1590407 (I.R.S. Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address, including zip code,

of registrant’s principal executive offices)

____________________

Amended and Restated 1998 Stock Incentive Plan

Amended and Restated 1998 Director Stock Plan

(Full title of the plan)

____________________

Hyrum A. Mead

President

BSD Medical Corporation

2188 West 2200 South

Salt Lake City, Utah 84119

(801) 972-5555

(Name, address and telephone number,

including area code, of agent for service of process)

____________________

Copy to:

Nolan S. Taylor

Dorsey & Whitney LLP

136 South Main Street, Suite 1000

Salt Lake City, Utah 84101

(801) 933-7360

____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, issuable pursuant to the Amended and Restated 1998 Stock Incentive Plan	750,000	$3.54(2)	$2,655,500(2)	$104.36
Common Stock, $0.001 par value per share, issuable pursuant to the Amended and Restated 1998 Director Stock Plan	885,278	$4.36(3)	$3,860,055(3)	$151.70
Total	1,635,278		$6,515,555	$256.06

(1)

This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price has been calculated as follows: options to purchase 175,000 shares of Common Stock have been granted with an exercise price of $5.81; the proposed maximum aggregate offering price of the remaining 575,000 shares of Common Stock that are being registered herein is based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Stock Market’s consolidated reporting system on January 23, 2009.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price has been calculated as follows: options to purchase 573,825 shares of Common Stock have been granted with an exercise price of $5.18; the proposed maximum aggregate offering price of the remaining 311,453 shares of Common Stock that are being registered herein is based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Stock Market’s consolidated reporting system on January 23, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by BSD Medical Corporation (the “Company”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008;
(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;
(c)	the Company’s Current Reports on Form 8-K filed on September 11, 2008 and Form 8-K/A filed on September 9, 2008; and
(d)

the description of the Company’s Common Stock, par value $0.001 per share, as contained in Item 1 of the Registration Statement on Form 8-A filed on April 22, 2008, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Indemnification

Section 145 of the Delaware General Corporation Law grants the Company the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article 8 of the Company’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Section 8 of Article IX of the Company’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Liability Insurance

Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers. The Company’s bylaws permit the registrant to purchase such insurance on behalf of its directors and officers. The Company maintains a policy of liability insurance for its officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Form 10-KSB filed December 1, 2003 (File Number 000-10783).
4.2	Bylaws. Incorporated by reference to Exhibit 3.2 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986 (File Number 033-09534).
4.3	Amendment to Bylaws. Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Current Report on Form 8-K, filed January 4, 2008 (File Number 001-32526).
4.4	Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986 (File Number 033-09534).
5.1	Opinion of Dorsey & Whitney LLP.
10.1

BSD Medical Corporation Second Amended and Restated 1998 Stock Incentive Plan. Incorporated by reference to Appendix B of the BSD Medical Corporation Proxy Statement, filed January 3, 2008 (File No. 001-32526).

10.2

BSD Medical Corporation Second Amended and Restated 1998 Director Stock Plan. Incorporated by reference to Appendix A of the BSD Medical Corporation Proxy Statement, filed January 3, 2008 (File No. 001-32526).

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this registration statement).

Item 9.	Undertakings.
(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on January 29, 2009.

BSD MEDICAL CORPORATION

By   /s/ Hyrum A. Mead

Name: Hyrum A. Mead

Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hyrum A. Mead and Paul F. Turner, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 29, 2009.

/s/ Paul F. Turner Paul F. Turner	Chairman of the Board, Senior Vice President and Chief Technology Officer
/s/ Hyrum A. Mead Hyrum A. Mead	President and Chief Executive Officer (principal executive officer) and Director
/s/ Dennis P. Gauger Dennis P. Gauger	Chief Financial Officer (principal financial and accounting officer)

/s/ Gerhard W. Sennewald Gerhard W. Sennewald	Director
/s/ Michael Nobel Michael Nobel	Director
/s/ Douglas P. Boyd Douglas P. Boyd	Director
/s/ Steven G. Stewart Steven G. Stewart	Director
/s/ Timothy C. McQuay Timothy C. McQuay	Director

Exhibit Index to
Form S-8

BSD Medical Corporation

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Form 10-KSB filed December 1, 2003 (File Number 000-10783).
4.2	Bylaws. Incorporated by reference to Exhibit 3.2 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986 (File Number 033-09534).
4.3	Amendment to Bylaws. Incorporated by reference to Exhibit 3.1 of the BSD Medical Corporation Current Report on Form 8-K, filed January 4, 2008 (File Number 001-32526).
4.4	Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4 of the BSD Medical Corporation Registration Statement on Form S-1, filed October 16, 1986 (File Number 033-09534).
5.1	Opinion of Dorsey & Whitney LLP.
10.1

BSD Medical Corporation Second Amended and Restated 1998 Stock Incentive Plan. Incorporated by reference to Appendix B of the BSD Medical Corporation Proxy Statement, filed January 3, 2008 (File No. 001-32526).

10.2

BSD Medical Corporation Second Amended and Restated 1998 Director Stock Plan. Incorporated by reference to Appendix A of the BSD Medical Corporation Proxy Statement, filed January 3, 2008 (File No. 001-32526).

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this registration statement).